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Exhibit 10.726

NOVARTIS AG

WRITTEN CONSENT AND APPROVAL

Effective as of February 21, 2003

CHANGES IN THE NAME AND COMPOSITION OF THE NOMINATING COMMITTEE; AMENDMENT TO GOVERNANCE AGREEMENT

        WHEREAS, Section 2.04 (a)(iv) of that certain Governance Agreement dated as of November 20, 1994, as amended (the "Governance Agreement"), between Chiron Corporation ("Chiron" or the "Company") and Novartis AG ("Novartis") as successor-in-interest to Ciba-Geigy Limited, requires the approval of Novartis of any change in the size or composition of any committee of the Board of Directors of Chiron;

        WHEREAS, the Company has established a Nominating Committee (the "Committee") of the Board of Directors of Chiron;

        WHEREAS, at the February 21, 2003 meeting of the independent directors, the non-management directors recommended that it would be in the best interests of the Company to: (i) amend Section 2.03(b)(ii) of the Governance Agreement to eliminate the requirement that the Committee include a Management Director (as defined in the Governance Agreement) and to include an additional Independent Director (as defined in the Governance Agreement) instead; and (ii) approve a change in the name of the committee from "Nominating Committee" to "Nominating and Corporate Governance Committee" in light of the proposed changes to the corporate governance rules of The Nasdaq Stock Market and the New York Stock Exchange;

        WHEREAS, the proposed changes would require the consent of Novartis under Section 2.04(a)(iv) and (vi) of the Governance Agreement and Novartis has determined to enter into an Amendment to Governance Agreement with Chiron to effect that change;

        NOW, THEREFORE, BE IT RESOLVED, that Novartis hereby consents to the proposed changes in the composition of the Nominating Committee contemplated by the form of Amendment to the Governance Agreement in substantially the form attached hereto as Addendum 1, and the change in the name of the committee to "Nominating and Corporate Governance Committee", effective as of February 21, 2003.

NOVARTIS AG
By:	/s/ P. RUPPRECHT
Its:
Peter Rupprecht authorized signatory
By:	/s/ BREU
Its:	CFO

ADDENDUM 1

AMENDMENT TO GOVERNANCE AGREEMENT

        AMENDMENT TO GOVERNANCE AGREEMENT dated as of                        , 2003 (this "Amendment") to the Governance Agreement dated as of November 20, 1994, as amended (the "Agreement"), by and between Chiron Corporation, a Delaware corporation ("Chiron"), and Novartis AG as successor in interest to Ciba-Geigy Limited ("Novartis").

        WHEREAS, Section 2.03 of the Agreement provides for, among other things, a Nominating Committee and specifies the number of members on the Nominating Committee who are to be "Investor Directors," "Independent Directors" and "Management Directors" (as each such term is defined in the Agreement) and the parties now desire to amend the Agreement to clarify that the Nominating Committee shall consist of only Investor Directors and Independent Directors.

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by the parties as follows:

        1.    Amendment to Section 2.03(b)(ii).    Section 2.03(b)(ii) of the Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following language:

          (ii)  a Nominating Committee, responsible, among other things, for recommending the nomination of Directors, all pursuant to Section 2.01, and comprised and conducting itself as follows:

            (A)  if Ciba's Percentage Interest is less than 40%, the Nominating Committee shall be comprised of three Independent Directors and one Investor Director;

            (B)  so long as Ciba's Percentage Interest is at least 40%, the Nominating Committee shall be composed of three Independent Directors and two Investor Directors;

            (C)  a majority of the Independent Directors shall designate the Independent Directors that serve on the Nominating Committee and a majority of the Investor Directors shall designate the Investor Directors that serve on the Nominating Committee;

            (D)  a quorum of the Nominating Committee required for any action thereby shall require the attendance of each member thereof; and

            (E)  the Nominating Committee shall act by majority vote of the entire Nominating Committee; provided, however, that (1) so long as Ciba's Percentage Interest is at least 40%, no action may be taken by the Nominating Committee that is opposed by both of the Investor Directors; and (2) in addition on and after the eleventh anniversary of the Effectiveness of this Agreement, so long as Ciba's Percentage Interest is at least 49%, the Investor Director members shall have a deciding vote (meaning that, with respect to any motion before the committee, if the two Investor Director members vote one way, the vote of the Investor Directors will control regardless of the vote of the Independent Directors);

        2.    No Further Changes.    Except as otherwise provided herein, the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CHIRON CORPORATION
By:

Name: Title:
NOVARTIS AG
By:

Name: Title:
By:

Name: Title:

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  Exhibit 10.726
NOVARTIS AG WRITTEN CONSENT AND APPROVAL Effective as of February 21, 2003
ADDENDUM 1 AMENDMENT TO GOVERNANCE AGREEMENT